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                                                                                                                     Exhibit 99.2


                           IKON Office Solutions, Inc.
                      Consolidated Statements of Cash Flows
                                   (unaudited)

                                                                                                     Six Months Ended
                                                                                                         March 31,
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(in thousands)                                                                                     2002               2001
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Cash Flows from Operating Activities
   Net Income                                                                               $         67,869   $         34,109
   Additions (deductions) to reconcile net income to net cash provided by operating activities of continuing operations:
          Depreciation                                                                                56,772             58,333
          Amortization                                                                                 7,319             30,039
          Provision for losses on accounts receivable                                                  6,344              8,015
          Provision for deferred income taxes                                                         21,188             16,780
          Provision for lease default reserves                                                        34,312             31,693
          Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
                  Decrease in accounts receivable                                                     36,746             17,023
                  Increase in inventories                                                           (30,065)           (14,290)
                  Increase in prepaid expenses and other current assets                              (6,432)           (16,804)
                  Increase (decrease) in accounts payable, deferred revenues and accrued
                     expenses                                                                          2,288           (69,934)
                  Decrease in accrued restructuring                                                 (10,504)           (10,271)
          Other                                                                                        8,306            (1,437)
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                  Net cash provided by operating activities of continuing operations                 194,143             83,256
                  Gain from discontinued operations                                                                     (2,142)
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                  Net cash provided by operating activities                                          194,143             81,114
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Cash Flows from Investing Activities
   Cost of companies acquired, net of cash acquired                                                                     (2,666)
   Expenditures for property and equipment                                                          (48,657)           (50,506)
   Expenditures for equipment on operating leases                                                   (39,497)           (24,833)
   Proceeds from sale of property and equipment                                                       18,789             18,628
   Proceeds from sale of equipment on operating leases                                                 6,977              6,334
   Finance receivables - additions                                                                 (764,760)          (922,855)
   Finance receivables - collections                                                                 710,305            785,212
   Proceeds from sale of finance subsidiaries' lease receivables                                                         15,548
   Other                                                                                             (5,488)              3,786
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                  Net cash used in investing activities                                            (122,331)          (171,352)
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Cash Flows from Financing Activities
   Proceeds from issuance of long-term debt                                                            2,261             34,980
   Short-term borrowings, net                                                                        115,584            489,578
   Long-term debt repayments                                                                         (9,090)          (146,119)
   Finance subsidiaries' debt - issuances                                                            404,021          1,067,479
   Finance subsidiaries' debt - repayments                                                         (557,100)        (1,247,100)
   Dividends paid                                                                                   (11,401)           (11,367)
   Decrease (increase) in restricted cash                                                              3,127           (38,640)
   Proceeds from option exercises and sale of treasury shares                                          4,881               157
   Purchase of treasury shares and other                                                                (258)           (7,654)
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                  Net cash (used in) provided by financing activities                               (47,975)            141,314
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   Effect of exchange rate changes on cash and cash equivalents                                          506           (12,095)
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Net increase in cash and cash equivalents                                                             24,343             38,981
Cash and cash equivalents at beginning of year                                                        80,351             78,118
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Cash and cash equivalents at end of period                                                  $        104,694   $        117,099
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